Exhibit 10.1

Innovative Food Holdings Extends Supplier Agreement With Multi-Billion Dollar Broadline Foodservice Distributor

Tuesday November 4, 10:26 am ET

NAPLES, FL--(MARKET WIRE)--Nov 4, 2008 -- Today, Innovative Food Holdings, Inc. (OTC BB:IVFH.OB - News) announced that its wholly owned subsidiary, Food Innovations, Inc., has extended its existing supplier agreement with one of the largest broadline food distributors in the United States.

As part of this extension, which runs through September 2009, Food Innovations will continue to supply professional chef's nationwide with over 3,000 perishable and non-perishable gourmet and specialty food products.

Mr. Justin Wiernasz, President of Innovative Food Holdings, Inc., stated, "We are pleased to continue to grow our business relationship with our largest customer. The extension of this agreement is a positive reflection on our new marketing programs, additional product offerings and our improved sales efforts. Our current sales remain positive and we look forward to expanding what we believe is a uniquely positioned, value-adding partnership with one of the largest foodservice providers in the United States."

Food Innovations' supplier agreement is with one the largest national broadline foodservice distributors. This distributor supplies products to over 250,000 customers across the United States.

Innovative Food Holdings, Inc. provides the highest quality gourmet food products to professional chefs throughout the United States. To learn more, visit Food Innovations Inc. website at www.foodinno.com.

This release contains certain forward-looking statements and information relating to Innovative Food Holdings, Inc. (the "Company") that are based on the beliefs of the company's management, as well as assumptions made by and information currently available to the Company. Such statements reflect the current views of the Company with respect to future events and are subject to certain assumptions, including those described in this release. Should one or more of these underlying assumptions prove incorrect, actual results may vary materially from those described herein as anticipated, believed, looking forward, or expected. The Company does not intend to update these forward-looking statements.

Contact:
     Contact:
     Sam Klepfish
     Innovative Food Holdings, Inc.
     (239) 449-3235
     sklepfish@foodinno.com